U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 25, 2004

COMMISSION FILE NUMBER: 000-21268

Americana Gold and Diamond Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

84-1023321
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

4790 Caughlin Parkway #171
Reno Nevada 89509-0907
TELEPHONE: 775 750 0450
FAX 775 746 3951
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

Calle Los Laborarories
Torre Beta Piso 2 Office 208
Carcas Venezuela 1
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS

        On May 25, 2004, David A. Bending resigned as President to devote additional time to other business interests. Mr. Bending will remain in his position as a Director.

        The Board appointed Dan Forigo to serve the remaining term as President. Mr. Forigo has over 8 years of comprehensive experience in both U.S. and Canadian publicly traded companies. He has an extensive knowledge of trading rules and regulations with emphasis on Regulatory Compliance required in maintaining a public listing. He has worked for several publicly trading companies in Investor Relations, Corporate Development and compliance.

        Mr. Forigo’s educational background is in Commerce, with a major in marketing while attending the University of Calgary and Mount Royal College.

SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

DATED: June 1, 2004	Americana Gold and Diamond Holdings, Inc. By: /s/ Dan Forigo Dan Forigo President